Exhibit 99.1

Joint Filer Information

Each of the following joint filers has designated Crestview Partners II GP, L.P. as the “Designated Filer” for purposes of the attached Form 3:

1.	Crestview Partners II SES Investment B, LLC c/o Crestview Partners 667 Madison Avenue, 10th Floor New York, NY 10065

2.	Crestview Partners II SES Investment, LLC c/o Crestview Partners 667 Madison Avenue, 10th Floor New York, NY 10065

3.	Crestview Advisors, L.L.C. c/o Crestview Partners 667 Madison Avenue, 10th Floor New York, NY 10065

4.	Robert V. Delaney, Jr. c/o Crestview Advisors, L.L.C. 667 Madison Avenue, 10th Floor New York, NY 10065

5.	Adam J. Klein c/o Crestview Advisors, L.L.C. 667 Madison Avenue, 10th Floor New York, NY 10065

Date of Event Requiring Statement: April 20, 2017

Issuer Name and Ticker or Trading Symbol: Select Energy Services, Inc. [SES]

CRESTVIEW PARTNERS II SES INVESTMENT B, LLC

By:	/s/ Ross A. Oliver
Name: Ross A. Oliver
Title: General Counsel

CRESTVIEW PARTNERS II SES INVESTMENT, LLC

By:	/s/ Ross A. Oliver
Name: Ross A. Oliver
Title: General Counsel

CRESTVIEW ADVISORS, L.L.C.

By:	/s/ Ross A. Oliver
Name: Ross A. Oliver
Title: General Counsel

ROBERT V. DELANEY, JR.

By:	/s/ Ross A. Oliver, Attorney-in-Fact

ADAM J. KLEIN

By:	/s/ Ross A. Oliver, Attorney-in-Fact

Date: April 20, 2017